POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints Brandon M. Dawson and Edwin J. Kawasaki, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in such person's capacity as a director of Sonus Corp., an Alberta, Canada corporation (the "Company"), to sign any and all post-effective amendments to the registration statement on Form SB-2 relating to the registration of the Company's common shares and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this power of attorney has been executed by the undersigned as of this 27th day of February, 1998.


            Signature                                Title
            ---------                                -----


/s/ Joel Ackerman                                 Director
Joel Ackerman